Exhibit 99.1

NEWS RELEASE
For further information, contact:

Suzie Singer, Corporate Communications	812.376.1917

January 29, 2007	For immediate release

IRWIN FINANCIAL CORPORATION ANNOUNCES

FOURTH QUARTER AND 2006 ANNUAL RESULTS

CONFERENCE CALL

(Columbus, IN) IRWIN FINANCIAL CORPORATION (NYSE: IFC) intends to release its Fourth Quarter and Annual results for 2006 on January 30, 2007.

At 1:00 p.m. EST, on Tuesday, January 30, the Corporation will hold a conference call to review results. The toll-free number for the call will be (866) 297-6391; please tell the operator you would like to join the Irwin Financial call, Confirmation #16894096. A company news release will be available on PR Newswire and on the Irwin Financial website before the call. Greg Ehlinger, Senior Vice President and CFO, Will Miller, CEO, and Jody Littrell, First Vice President and Controller, will be the speakers on the call. A replay of the call will be available on the Irwin Financial Corporation website at http://www.irwinfinancial.com/ir-set.html.

Information provided and statements made during the call that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Participants on the call should consult the section entitled "About Forward-Looking Statements" towards the end of the company's earnings release for further explanation of forward-looking statements.

Irwin® Financial Corporation (http://www.irwinfinancial.com) is an interrelated group of specialized financial services companies organized as a bank holding company, with a history tracing to 1871. The Corporation, through its principal lines of business, provides a broad range of financial services to consumers and small businesses in selected markets in the United States and Canada.